FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

        Date of Report (Date of earliest event reported) December 20, 2005
                                                         -----------------

                        ACROSS AMERICA REAL ESTATE CORP.
                  --------------------------------------------
        (Exact Name of Small Business Issuer as specified in its charter)


        Colorado              000-50764                20-0003432
     ---------------         ----------         --------------------------
     (State or other         (Commission        (IRS Employer File Number)
     jurisdiction of         File No.)
     incorporation)


           1660 Seventeenth Street, Suite 450, Denver, Colorado 80202
           -----------------------------------------------------------
           (Address of principal executive offices including zip code)


                                 (303) 893-1003
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


              1440 Blake Street, Suite 330, Denver, Colorado 80202
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| | Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

References in this document to "us," "we," or "the Company" refer to Across America Real Estate Corp. and its subsidiaries.


Item  7.01 FD Disclosure

                                                                [[COMPANY LOGO]]


               Growth in Retail Financing Brings New Subsidiaries
                         for Across America Real Estate.


DENVER, COLORADO, December 20, 2005 - Across America Real Estate Corp. (AARD.OB), a company which provides 100% financing for rapid retail real estate development, announced today that it has formed two wholly owned subsidiaries:
Across America Real Estate Exchange, Inc. and Across America Financial Services, Inc., to enhance its business strategy and to facilitate developer partner transactions.

"Across America Real Estate Exchange was created to assist in the disposition of our properties and third party properties through tenant in common transactions or through Section 1031 tax free exchanges." said Mr. Alex Lagerborg President and CEO of Across America Real Estate. "With Across America Real Estate Exchange we plan on assisting our developer partners by providing a platform to sell our developed retail properties while also creating a marketplace for outside professionals to buy and sell Tenant In Commons (TIC) and other real estate properties,

Mr. Lagerborg continued. "Across America Financial Services will concentrate on commercial real estate loan brokerage and seek to provide our customers and others with loan capabilities to enhance the purchase of single pad or small box retail development. With Across America Financial Services we plan to assist in offering potential buyers the financing capability to purchase our completed retail developments. We believe that the growth of the retail market is outstanding right now and we can better serve this market through lending to make purchasing of our properties more viable."

"Both of AARD's new companies reflect the tremendous growth in the retail sector." said Lagerborg "We look forward to these two subsidiaries assisting us in providing our developer partners with a new suite of services to make transactions with us easy to do ."

About Across America Real Estate Corp.

Based in Denver, Colorado, Across America Real Estate Corp. (AARD.OB) partners with national retailers and their developers to provide 100% financing for rapid retail expansion. The Company operates in the niche that is small pad retail market in the commercial real estate industry. Across America provides guidance and creates financing solutions for increasing retail productivity and profit. Please visit us at our website www.aard.us

For more information please contact:


    Alexander V. Lagerborg                       James W. Creamer III
    Across America Real Estate                   Across America Real Estate
    303.893.1003                                 303.893.1003
    alagerborg@aard.us                           jcreamer@aard.us

The statements included in this press release concerning predictions of economic performance and management's plans and objectives constitute forward- looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in AARD's Securities and Exchange Commission filings; completion of due diligence and certain other pre-closing conditions for all incomplete transactions; economic downturns affecting the operations of AARD, its subsidiaries or proposed transactions; the inability to initiate or complete any transaction; adverse financial performance by AARD or any of its subsidiaries; adverse equity market conditions and declines in the value of AARD common stock; and the unavailability of financing to complete management's plans and objectives. The forward-looking statements contained in this press release speak only as of the date hereof and AARD disclaims any intent or obligation to update these forward-looking statements.


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Across America Real Estate Corp.


Dated: December 20, 2005      By  /s/ Alexander V. Lagerborg
                                 -----------------------------------------------
                                 Alexander V. Lagerborg, Chief Executive Officer